Exhibit 99.1

SUPPORTSOFT REPORTS RESULTS FOR SECOND QUARTER 2005

Redwood City, Calif., July 26, 2005 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of Real-Time Service Management (RTSM™) software, today reported financial results for its second quarter ended June 30, 2005.

Revenue for the second quarter 2005 was $17.0 million, a 5% increase from $16.1 million in the previous quarter and a 1% increase from $16.9 million for the same period last year. On a GAAP basis, net income for the quarter was $2.1 million or $0.05 per diluted share compared with net income of $1.2 million or $0.03 per diluted share for the previous quarter and net income of $4.7 million or $0.10 per diluted share a year ago.

Cash and short-term investments at June 30, 2005 were $120.0 million compared to $117.7 million at March 31, 2005 and $120.3 million at December 31, 2004. SupportSoft repurchased 192,598 shares for $922,294, or an average cost of $4.76 per share, as a part of its 2 million share repurchase authorization announced in April, 2005.

“This quarter was strong for our Digital Service Provider business in the U.S. and Europe due in large part to the positive customer response to our Digital 360º vision for installation, support automation and service verification of IP-based services,” said Radha Basu, CEO and Chairman of SupportSoft. “Our financial performance in the first half of 2005, combined with our investments in enterprise products, international expansion and professional services provide a solid foundation for meeting our performance objectives for the second half of 2005.”

Recent Highlights:

•	SupportSoft added 5 new customers in the quarter with two customers placing orders for more than $1 million, including one greater than $5 million. In total, SupportSoft received orders from 45 customers, including 30 digital service providers.

•	Significant new customer wins included Verizon, Auna Telecomunicaciones, and Net Lynk Limited. Additional business was received from Adelphia, BellSouth, Charter Communications, Lockheed Martin, Sony, Symantec, Telindus, and UPC Netherlands, among others.

•	Verizon, one of the world’s leading providers of communications services with nearly 4 million broadband connections, selected SupportSoft SmartAccess™ to assist in the automated installation of its next generation broadband service for new high speed data DSL and fiber (FiOS) customers.

•	Eight of the top 10 Digital Service Providers in the United States now use SupportSoft for automation of installation, activation or support of their high speed data subscribers. SupportSoft counts 26 of the largest cable and DSL high speed data providers as customers, including 18 European providers, representing nearly 32 million subscribers.

•	SupportSoft received orders from 9 enterprise customers and 6 managed service providers. SupportSoft’s customers include 27 Fortune 100 companies and leading managed service providers such as IBM Global Services, Capgemini, CGI, and CSC, among others.

Guidance

Based on the Company’s expectations and current market conditions, SupportSoft expects revenues to be between $16.8 million and $17.3 million and earnings per diluted share of $0.04 to $0.05 for the third quarter of 2005. For the full year 2005, revenues are expected to be between $69 million and $72 million and earnings per diluted share of $0.20 to $0.23.

Earnings Call

SupportSoft will host a conference call discussing the Company’s second quarter results on Tuesday, July 26, 2005 starting at 2:00 p.m. PDT. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing 888.203.1112 and entering passcode 6689463.

About SupportSoft

SupportSoft, Inc. is a leading provider of Real-Time Service Management (RTSM(TM)) software designed to improve enterprise endpoint automation and technical support and enable triple play service automation for VoIP, video or broadband delivery by service providers to their customers. Digital service providers benefiting from SupportSoft solutions include Auna, Belgacom, BellSouth, Casema, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TDC Cable TV, TeliaSonera and UPC. Enterprises that have licensed SupportSoft software for IT requirements include ADP, Bank of America, BT, IBM, Procter & Gamble, Siebel Systems, Sony and Thomson Financial. Managed service providers that utilize the Company’s solutions to provide outsourced services to their enterprise customers include ACS, CGI, CompuCom and CSC. For more information, visit http://www.supportsoft.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to SupportSoft’s ability to meet performance objectives for the second half of 2005, the expected benefits and usage of SupportSoft’s products and statements relating to future revenues and earnings per share. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, judgment by management, based upon performance, to release a portion of a deferred tax asset resulting in a credit to tax expenses, its ability to expand its international operations, its ability to manage growth effectively, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to compete successfully in the real-time service management market, long sales cycles, diversion of management attention and difficulty in integrating acquired businesses and technologies, diversion of management attention to litigation matters or strategic matters, system failures that may cause an interruption in its customers’ ability to use its products or services, the potential for accounting regulations and related interpretations and policies to require a change in our business practices, accounting policies and financial reporting, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Other Factors Affecting our Business and Operating Results” in its Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Jennifer Massaro
(650) 556-8515	(650) 556-8596
ir@supportsoft.com	pr@supportsoft.com

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005
	(Restated)		(Restated)
Revenues:
License fees	$11,450	$9,325	$22,705	$18,347
Services	5,438	7,684	9,894	14,787

Total revenues	16,888	17,008	32,599	33,134

Costs and expenses:
Cost of license fees	69	127	163	316
Cost of services	2,474	3,814	4,578	7,110
Amortization of intangible assets	—	272	—	545
Research and development	2,193	2,902	4,677	5,835
Sales and marketing	5,794	6,223	12,054	13,065
General and administrative	1,556	2,085	2,799	4,259

Total costs and expenses	12,086	15,423	24,271	31,131

Income (loss) from operations	4,802	1,585	8,328	2,003

Interest income and other, net	460	683	1,186	1,615

Income (loss) before income taxes	5,262	2,268	9,514	3,618

Provision for income taxes	(592)	(137)	(1,089)	(253)

Net income (loss)	$4,670	$2,131	$8,425	$3,365

Net income (loss) per share:
Basic	$0.11	$0.05	$0.20	$0.08

Diluted	$0.10	$0.05	$0.18	$0.08

Shares used in computing per share amounts:
Basic	42,275	42,904	42,112	42,871

Diluted	45,526	44,471	45,869	44,655

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2004	June 30 2005
		(unaudited)
Assets
Current assets:
Cash, cash equivalents and short term investments	$120,341	$119,973
Accounts receivable, net	9,594	10,161
Prepaids and other current assets	3,523	2,249

Total current assets	133,458	132,382
Property and equipment, net	1,347	1,539
Goodwill	9,792	9,792
Intangible assets, net	5,084	4,539
Other assets	524	914

Total assets	$150,205	$149,167

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$3,100	$3,156
Other accrued liabilities	2,607	2,586
Deferred revenue	16,641	12,208

Total liabilities	22,348	17,950

Stockholders’ equity:
Common stock	4	4
Treasury stock	—	(922)
Additional paid-in-capital	193,851	195,115
Other comprehensive loss	(618)	(965)
Accumulated deficit	(65,380)	(62,015)

Total stockholders’ equity	127,857	131,217

Total liabilities and stockholders’ equity	$150,205	$149,167